                                                                    Exhibit 99.1


                           [M/I SCHOTTENSTEIN GRAPHIC]


FOR IMMEDIATE RELEASE

Contact:          Phillip G. Creek
                  Senior Vice President, Chief Financial Officer
                  M/I Schottenstein Homes, Inc.
                  (614) 418-8011
                  www.mihomes.com

                         M/I SCHOTTENSTEIN HOMES REPORTS
                        RECORD NEW CONTRACTS AND BACKLOG

Columbus, Ohio (July 10, 2003) - M/I Schottenstein Homes, Inc. (NYSE:MHO) announced New Contracts, Homes Delivered and Backlog for the three and six-month periods ended June 30, 2003.

Representing a second quarter record for the Company, 2003's New Contracts were 1,343 - a 24% increase over the 1,081 New Contracts reported in the same quarter of 2002. In addition, New Contracts of 2,484 for the six months ended June 30, 2003 increased 15% over the 2,164 reported in the same period of 2002.

Homes Delivered in 2003's second quarter were 961 compared to 2002's record second quarter of 1,040. For the six months ended June 30, 2003, Homes Delivered were 1,761, down from 2002's record performance of 1,886.

The Backlog of homes at June 30, 2003 was 3,044 units with a sales value of $760 million. Both units and sales value represent the highest reported amounts in the Company's 27-year history. The Backlog of homes at June 30, 2002 was 2,609 units with a sales value of $621 million. The average sales price of homes in backlog at June 30, 2003 rose to $250,000, a 5% increase over 2002's average sales price of $238,000. M/I had 142 active subdivisions at June 30, 2003 compared to 144 at June 30, 2002.

The Company expects to report second quarter financial results on July 24. You are invited to listen to the conference call over the Internet at 4:00 p.m. EDT. To hear the call, log on to the M/I Homes website at www.mihomes.com, click on "Investor Relations" and select "Listen to the Conference Call." The call, along with non-GAAP financial measures, will be available through July 24, 2004.

M/I Schottenstein Homes, Inc. is one of the nation's leading builders of single-family homes, having sold over 53,000 homes. The Company's homes are marketed and sold under the trade names M/I Homes and Showcase Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Tampa, Orlando and Palm Beach County, Florida; Charlotte and Raleigh, North Carolina; Virginia and Maryland.

                          M/I SCHOTTENSTEIN HOMES, INC.
                          HOMEBUILDING OPERATIONAL DATA

                                NEW CONTRACTS                                    HOMES DELIVERED
                   -------------------------------------              ---------------------------------------
                             Three months ended                                Three months ended
                                  June 30,                                          June 30,
                                  --------                                          --------
                                                  %                                                     %
                       2003        2002        Change                    2003         2002           Change
                       ----        ----        ------                    ----         ----           ------
Ohio &
Indiana                 931         685          36                       612          668             (8)

Florida                 273         242          13                       237          222              7

NC, VA,
MD & AZ                 139         154         (10)                      112          150            (25)
                      -----       -----                                   ---        -----

                      1,343       1,081          24                       961        1,040             (8)
                      =====       =====                                   ===        =====

                             Six months ended                                   Six months ended
                                  June 30,                                          June 30,
                                  --------                                          --------
                                                  %                                                     %
                       2003        2002        Change                    2003         2002           Change
                       ----        ----        ------                    ----         ----           ------
Ohio &
Indiana               1,720       1,423          21                     1,099        1,195             (8)

Florida                 521         440          18                       451          419              8

NC, VA,
MD & AZ                 243         301         (19)                      211          272            (22)
                      -----       -----                                 -----        -----

                      2,484       2,164          15                     1,761        1,886             (7)
                      =====       =====                                 =====        =====



                                                           BACKLOG
                   -------------------------------------------------------------------------------------------
                                JUNE 30, 2003                                     JUNE 30, 2002
                   -------------------------------------              ----------------------------------------
                                 Dollars       Average                               Dollars         Average
                      Units    (millions)    Sales Price                Units      (millions)      Sales Price
                      -----    ----------    -----------                -----      ----------      -----------

Ohio &
Indiana               2,144       $503       $235,000                   1,814         $405           $223,000

Florida                 611       $150       $245,000                     507         $108           $214,000

NC, VA,
MD & AZ                 289       $107       $370,000                     288         $108           $376,000
                      -----       ----                                  -----         ----

                      3,044       $760       $250,000                   2,609         $621           $238,000
                      =====       ====                                  =====         ====


                                       4